Exhibit 99.1

2009 ANNUAL INCENTIVE PLAN
OF FREEPORT-McMoRan COPPER & GOLD INC.

ARTICLE I
Purpose of Plan

Section 1.1.  The purpose of the 2009 Annual Incentive Plan of Freeport-McMoRan Copper & Gold Inc. (the “Plan”) is to provide incentives for senior executives whose performance in fulfilling the responsibilities of their positions can have a major impact on the profitability and future growth of Freeport-McMoRan Copper & Gold Inc. (the “Company”) and its subsidiaries.

ARTICLE II
Administration of the Plan

Section 2.1.  Subject to the authority and powers of the Board of Directors in relation to the Plan as hereinafter provided, the Plan shall be administered by a Committee designated by the Board of Directors consisting of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934.  The Committee shall have full authority to interpret the Plan and from time to time to adopt such rules and regulations for carrying out the Plan as it may deem best; provided, however, that except for adjustments made pursuant to Section 3.3(c), the Committee may not exercise any authority otherwise granted to it hereunder if such action would have the effect of increasing the amount of an Award to any Covered Officer.  All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.  All decisions by the Committee pursuant to the provisions of the Plan and all orders or resolutions of the Board of Directors pursuant thereto shall be final, conclusive and binding on all persons, including the Participants, the Company and its subsidiaries and their respective equity holders.

ARTICLE III
Eligibility for and Payment of Awards

Section 3.1.  Subject to the provisions of the Plan, in each calendar year the Committee may select any of the following to receive Awards under the Plan with respect to such year and determine the amounts of such Awards: (a) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any person who is also a director of the Company, and (b) any person who has agreed in writing to become a person described in clause (a) within not more than 30 days following the date of grant of such person’s first Award under the Plan.

Section 3.2.  (a)  Subject to the provisions of the Plan, Awards with respect to any year shall be paid to each Participant in the following form:  (i) in cash, for any Award amount up to four times such Participant’s Base Salary; and (ii) in restricted stock units, or RSUs, for any

Award amount exceeding four times such Participant’s Base Salary, up to a maximum of eight times such Participant’s Base Salary.  No Participant shall receive an Award amount under the Plan for a given year, including payments made in cash and RSUs, that exceeds eight times his or her Base Salary.

(b)  The cash portion of each Award shall be paid at such time established by the Committee following the determination of the amounts of such Awards, which payment shall in no event be later than February 28th of the year following such Award Year.

(c)  Any RSUs granted as part of an Award under the Plan shall be granted as of the date that the Committee determines the amount of the Awards, and the number of RSUs granted shall be based on the closing price of the Company’s common stock on the date of grant.  The RSUs shall vest in three equal annual installments on such dates determined by the Committee, provided that the average of the Return on Investment for the five calendar years preceding each year of vesting is at least 6% and, if required or deemed necessary to satisfy the requirements to qualify such RSU as “performance-based compensation” under Section 162(m), the appropriate members of the Committee shall have certified that such condition has been met.  The RSUs authorized under this Plan shall be granted pursuant to the terms of any of the Company’s stock-based incentive plans that provide for the grant of stock-based awards and shall be subject to all other applicable terms, conditions, and limitations contained in the stock-based incentive plan, and such additional terms, conditions, and limitations as may determined by the Committee and set forth in a notice of grant of restricted stock units.

Section 3.3.  Notwithstanding the provisions of Sections 3.1, 3.2, 4.2(a), and 4.2(b) hereof, any Award to any Covered Officer shall be granted in accordance with the provisions of this Section 3.3.

(a)  All Awards to Covered Officers under the Plan will be made and administered by two or more members of the Committee who are also “outside directors” within the meaning of Section 162(m).

(b)  Within the first 90 days of each Award Year, the Committee shall assign Participant Shares of the Plan Funding Amount to those Covered Officers whom the Committee designates as Participants for that Award Year (which Participant Shares in the aggregate may not exceed 100% of the Plan Funding Amount).  The maximum annual Award that may be made to any Covered Officer for an Award Year is 60% of the Plan Funding Amount.

(c)  Within the first 90 days of each Award Year, the Committee may specify adjustments that will be made to the Plan Funding Amount, Managed Net Income or Total Investment of Capital with respect to that Award Year, including without limitation, adjustments related to asset write-downs; acquisition-related charges; litigation or claim judgments or settlements; the effects of changes in tax law or other laws or provisions affecting reported results; accruals for reorganization and restructuring programs; and unrealized gains or losses on investments.

(d)  Any provision of the Plan to the contrary notwithstanding, no Covered

Officer shall be entitled to any payment of an Award with respect to a calendar year unless the members of the Committee referred to in Section 3.3(b) hereof shall have certified the Participant Share for each Covered Officer, the Plan Funding Amount for such year, and that the condition of Section 4.1 hereof has been met for such year.

ARTICLE IV
General Provisions

Section 4.1.  Any provision of the Plan to the contrary notwithstanding, no Award shall be made pursuant to Article III with respect to any calendar year if the average of the Return on Investment for such calendar year and each of the four preceding calendar years would be less than 6%.

Section 4.2.  (a)  The aggregate amount of all Awards granted with respect to any calendar year shall not exceed 0.625% of Net Cash Provided by Operating Activities for such year.

(b)  If Managed Net Income or Total Investment of Capital for any year shall have been affected by special factors that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust Managed Net Income or Total Investment of Capital and make payments and reductions accordingly under the Plan; provided that, except for adjustments specified in advance as provided in Section 3.3(c) hereof, the Committee shall not take any such adjustment into account in calculating Awards to Covered Officers if the effect of such adjustment (i) would be to increase the Plan Funding Amount or (ii) would result in payments to Covered Officers hereunder that would otherwise not be made because of failure to meet the Return on Investment level specified on Section 4.1.

(c)  Notwithstanding the provisions of subparagraphs (a) and (b) above, the amount available for the grant of Awards under the Plan to Covered Officers with respect to a calendar year shall be equal to the Plan Funding Amount for such year and, except for adjustments specified in advance under Section 3.3(c), any adjustments made in accordance with or for the purpose of subparagraph (b) that would have the effect of increasing the Plan Funding Amount shall be disregarded for purposes of calculating Awards to Covered Officers.  The Committee may, in the exercise of its discretion, determine that the aggregate amount of all Awards granted to Covered Officers with respect to a calendar year shall be less than the Plan Funding Amount for such year, but the excess of such Plan Funding Amount over such aggregate amount of Awards granted to Covered Officers shall not be available for any Awards to Covered Officers with respect to future years.  In addition, the Committee may, in the exercise of its discretion, reduce or eliminate the amount of an Award to a Covered Officer otherwise calculated in accordance with the provisions of Section 3.3 prior to payment thereof.  Any reduction of an Award shall not accrue to the benefit of any other Covered Officer.  In the exercise of its discretion under this Section 4.2(c), the Committee may consider the following factors, as well as any other factors the Committee deems appropriate: safety performance; total shareholder return; operating performance and financial results; implementation of business strategy and execution of business plans; exploration activities and reserve additions;

responsiveness to changing market conditions; development of growth projects and opportunities; capital management; management of major projects; and achievement of sustainable development programs, including environmental management and social programs.

Section 4.3.  A Participant may designate in writing a beneficiary (including the trustee or trustees of a trust) who shall upon the death of such Participant be entitled to receive all benefits that would have been payable hereunder to such Participant.  A Participant may rescind or change any such designation at any time.  Except as provided in this Section 4.3, none of the benefits that may be payable under the Plan may be assigned or transferred otherwise than by will or by the laws of descent and distribution.

Section 4.4.  All payments made pursuant to the Plan shall be subject to withholding in respect of income and other taxes required by law to be withheld, in accordance with procedures to be established by the Committee.

Section 4.5.  The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the right of the Company or any such subsidiary to dismiss or discharge any such Participant, or to terminate any arrangement pursuant to which any such Participant provides services to the Company, is specifically reserved.  The benefits provided for Participants under the Plan shall be in addition to, and shall in no way preclude, other forms of compensation to or in respect of such Participants.

Section 4.6.  The Board of Directors and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent registered public accounting firm for the Company regarding accounting matters.  No member of the Board of Directors or of the Committee or any officers of the Company or its subsidiaries shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member or officer.

Section 4.7.  Except as provided below, at no time before the actual payout of an Award under the Plan shall any Participant accrue any vested interest or right whatsoever under the terms of the Plan, and the Company has no obligation to treat Participants identically under the Plan.  If any portion of an Award is paid out in RSUs as provided for in Section 3.2, then the Participant shall have the rights set forth in the notice of grant of restricted stock units pertaining to such RSUs.

Section 4.8.  In order to be eligible to receive an Award for a given year, a Participant must be an employee of the Company at the end of the Award Year, unless this requirement is waived by the Committee in the case of death, disability or retirement or under such special circumstances as may be determined by the Committee.  Any payment of an Award to a Participant, or the conditions thereof, upon termination of employment that deviate from the terms and conditions otherwise specified herein must be approved by the Committee and will only be considered for approval if such deviation would not, in the opinion of counsel to the Company, limit the Company’s federal income tax deduction for such payment under Section 162(m).

Section 4.9.  In the event a Participant is discharged by the Company for cause, including, without limitation, fraud, embezzlement, theft, commission of a felony, proven dishonesty or other unethical behavior, or disclosure of trade secrets of the Company, then any Award to which the Participant would otherwise be entitled shall be forfeited.  The decision of the Committee as to the cause of a former Participant’s discharge shall be final.

ARTICLE V
Amendment or Termination of the Plan

The Board of Directors may at any time terminate, in whole or in part, or from time to time amend the Plan, provided that, except as otherwise provided in the Plan, no such amendment or termination shall adversely affect any Awards previously made to a Participant and provided that any such amendment or termination shall comply with the requirements of Section 409A to the extent that it governs this Plan.  The Board may at any time and from time to time delegate to the Committee any or all of its authority under this Article V.

ARTICLE VI
Definitions

Section 6.1.  For the purposes of the Plan, the following terms shall have the meanings indicated:

(a)  Award:  The grant of an award by the Committee to a Participant pursuant to Article III.

(b)  Award Year:  Any calendar year or portion thereof with respect to which an Award may be granted.

(c)  Base Salary:  For any given Participant, Base Salary is the amount of his or her annual base salary, as determined on the first day of the applicable Award Year.

(d)  Board or Board of Directors:  The Board of Directors of the Company.

(e)  Committee:  The Committee designated pursuant to Section 2.1.  Until otherwise determined by the Board of Directors, the Corporate Personnel Committee designated by such Board shall be the Committee under the Plan.

(f)  Covered Officer:  At any date, (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules promulgated thereunder by the Internal Revenue Service of the Department of the Treasury, provided, however, the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any grant or at any subsequent time, as reasonably expected to be such a

“covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any Award will be paid to such individual.

(g)  Managed Net Income:  As reviewed by the Company’s independent registered public accounting firm, released by the Company to the public and approved by the Board, the net income (or net loss) of the Company and its consolidated subsidiaries with respect to any year, plus (or minus) the following items if included in such net income (or net loss) amounts:

(i)  the non-controlling interests’ share in the net income (or net loss) of the Company’s consolidated subsidiaries for such year;

(ii)  the cumulative effect of changes in accounting principles of the Company and its consolidated subsidiaries for such year plus (or minus) the non-controlling interests’ share in such changes in accounting principles;

(iii)  any extraordinary, unusual or non-recurring items for such year plus (or minus) the non-controlling interests’ share in such extraordinary, unusual or non-recurring items;

(iv)  the effect of discontinued operations for such year plus (or minus) the non-controlling interests’ share in such discontinued operations;

(v)  any non-cash gain or loss attributable to any hedging agreement relating to commodity prices for such year plus (or minus) the non-controlling interests’ share in such non-cash gain or loss; until such time as it is settled, at which time the net gain or loss shall be included plus (or minus) the non-controlling interests’ share in such non-cash gain or loss;

(vi)  any non-cash gain or loss attributable to any changes in accounting principles or policies (including adoption of International Financial Reporting Standards) for such year plus (or minus) the non-controlling interests’ share in such non-cash gain or loss;

(vii)  any non-cash asset impairment charges (including any goodwill impairment) and any amortization of intangible assets or liabilities for such year following approval of the Plan plus (or minus) the non-controlling interests’ share in such non-cash charges or amortization;

(viii)  any change in cost of goods sold attributable to inventories resulting from the acquisition method of accounting in connection with any acquisition for such year following approval of the Plan plus (or minus) the non-controlling interests’ share in such increase or decrease; and

(ix)  any adjustments specified by the Committee within the first 90 days of each Award Year pursuant to Section 3.3(c).

(h)  Net Cash Provided by Operating Activities:  With respect to any year, the net cash provided by operating activities excluding working capital changes of the Company and its consolidated subsidiaries for such year as reviewed by the Company’s independent registered public accounting firm, released by the Company to the public and approved by the Board.

(i)  Net Interest Expense:  With respect to any year, the net interest expense of the Company and its consolidated subsidiaries for such year as reviewed by the Company’s independent registered public accounting firm, released by the Company to the public and approved by the Board.

(j)  Participant:  An individual who has been selected by the Committee to receive an Award.

(k)  Participant Share:  The percentage of the Plan Funding Amount assigned to a Covered Officer by the Committee.

(l)  Plan Funding Amount:  With respect to any year, 0.625% of Net Cash Provided by Operating Activities for such year.

(m) Return on Investment:  With respect to any year, the result (expressed as a percentage) calculated according to the following formula:
a + (b - c)
d
in which “a” equals Managed Net Income for such year, “b” equals Net Interest Expense for such year, “c” equals Tax on Net Interest Expense for such year, and “d” equals Total Investment of Capital for such year.

(n) Section 162(m): Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated by the Internal Revenue Service thereunder (together, the “Code”).

(o) Section 409A: Section 409A of the Code.

(p) Subsidiary:  (i) Any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

(q) Tax on Net Interest Expense:  With respect to any year, the tax on the net interest expense of the Company and its consolidated subsidiaries for such year calculated at the appropriate income tax rate for such year as reviewed by the Company’s independent registered public accounting firm.

(r)  Total Investment of Capital:  With respect to any year, (i) the sum of (A) the average of total equity in the Company and its consolidated subsidiaries for such year, (B) the average of temporary equity of the Company for such year, and (C) the average of debt of the

Company and its consolidated subsidiaries for such year, all as shown in the quarterly balance sheets of the Company and its consolidated subsidiaries for such year, (ii) minus the average of cash and cash equivalents of the Company and its consolidated subsidiaries for such year as shown in the quarterly balance sheets of the Company and its consolidated subsidiaries for such year.  If the Company is required to adopt International Financial Reporting Standards, the foregoing calculation will exclude any impact resulting from such adoption.